SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant  [  ]

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[  ]           Preliminary Proxy Statement
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[  ]           Definitive Proxy Statement
[X]          Definitive Additional Materials
[  ]           Soliciting Material Pursuant to Section 240.14a-12

WNC CALIFORNIA HOUSING TAX CREDITS, L.P.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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October 6, 2011

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Re:	WNC California Housing Tax Credits, L.P. (the “Partnership”)
Link to Consent Solicitation: http://www.wncinc.com/Downloads/Investor/Proxies/MidlandManor Proxy.pdf

Dear Registered Rep:

Please know that a Consent Solicitation Statement dated October 6, 2011 (the “Solicitation”) is being sent to your client(s). The Solicitation addresses the sale of the Partnership’s remaining asset and will permit either (a) the sale by Midland Manor Associates, a California Limited Partnership of its Apartment Complex for a purchase price of $1,420,000, or (b) the sale by the Partnership of its interest in Midland Manor Associates for a price equal to $40,000. Following either sale, the Partnership’s business would be wound up, and the Partnership dissolved and terminated, in accordance with the Plan of Liquidation and Dissolution previously approved by the Limited Partners.

Original projections for the Partnership were to produce tax credits sufficient to offset approximately $8,000 to $8,500 of federal and California income tax liabilities over the first ten years per $5,000 of the original investment.  The Partnership exceeded projections and yielded $8,700 per $5,000 investment, or approximately 173.8%, in tax credits, not including tax deductions in the form of passive losses.  Upon liquidation there will be capital gain.  It is expected that investors can utilize unused passive losses to offset the capital gain.  Please download the Solicitation for details.

Below is a list of reasons that support voting for the sale:
•	Midland no longer generates low income housing tax credits
•	It is now possible to close a sale without a recapture of prior tax credits
•	A sale may allow Limited Partners to use their unused passive losses to offset the gain from the sale
•	The Apartment Complex is more than 20 years old and is in need of capital improvements and upgrades
•	The permanent financing has a prepayment restriction that prohibits refinancing without lender approval
•	The Limited Partners approved the Plan of Liquidation and Dissolution

Please feel free to contact Investor Services at (714) 662-5565, ext 174 or via email at investorservices@wncinc.com with any further questions or concerns.  A copy of the Solicitation also is available upon request.

Regards,
Investor Services
WNC & Associates, Inc.

CLIENT LIST
«Merged»

714.662.5565 714.662.4412 F 17782 Sky Park Circle, Irvine, California 92614
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